Exhibit 3.2

BY-LAW NO. 1

A GENERAL OPERATING BYLAW

LOCATE TECHNOLOGIES INC.
(hereinafter called "the Corporation")
1.	INTERPRETATION

1.1	Definitions - In the By-Laws of the Corporation, unless the context otherwise requires:

"Act" means the Business Corporations Act, Statutes of Alberta, Ch. B- 15, and any statute that may be substituted for it, as from time to time amended;

"appoint" includes "elect" and vice versa;

"Articles" means the Articles attached to the Certificate of Incorporation dated the 30th day of May, 2000, of the Corporation;

"Board" means the Board of Directors of the Corporation;

"By-Laws" means this By-Law and all other By-Laws of the Corporation from time to time in force and effect;

"Corporation" means the Corporation incorporated by, amalgamated by or continued under the Act;

"meeting of shareholders" includes an annual meeting of shareholders;

"non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Alberta);

"Recorded Address" means in the case of a shareholder his latest address as shown in the records of the Corporation or its transfer agent; and the latest address shown in the records of the Corporation in respect of joint holdings or the first address so shown if there is more than one; and in the case of a director, officer, auditor or member of a committee of the Board, his latest address as recorded in the records of the Corporation or in the last notice filed in respect thereof under the Act;

"Signing Officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by paragraph 2.4 or by a resolution passed pursuant thereto.

save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders.

2.	BUSINESS OF THE CORPORATION

2.1

Registered Office - Until changed in accordance with the Act, the registered office of the Corporation shall be in the Province of Alberta and at such location therein as the Board may from time to time determine.

2.2	Corporate Seal - The Board may adopt and change a corporate seal, which seal shall contain the name of the Corporation.

2.3	Financial Year - The financial year shall be determined by the Board from time to time.

2.4

Execution of Instruments - Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two officers of the Corporation, one officer and one director of the Corporation, or any one or more individuals which the Board may by resolution from time to time authorize. Where a Corporation has only one director, that director shall sign on behalf of the Corporation. Any Signing Officer may affix the corporate seal to any instrument requiring the same.

2.5

Banking Arrangements - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board or which the Board may from time to time prescribe or authorize.

2.6

Voting Rights in Other Bodies Corporate - The Signing Officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.7

Powers of Attorney - The Board may at any time and from time to time by Power of Attorney appoint any person or persons to be the attorney or attorneys of the Corporation, for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as the Board may from time to time think fit.

3.	BORROWING AND SECURITIES

3.1	Borrowing Power - Without limiting the borrowing powers of the Corporation as set forth in the Act, the Board may from time to time:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)

charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness or liability of the Corporation; and

(d)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person.

Nothing in this paragraph limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.2

Delegation - The Board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the Board all or any of the powers conferred on the Board by paragraph 3.1 or by the Act to such extent and in such manner as the Board shall determine at the time of each such delegation.

4.	DIRECTORS

4.1

Number of Directors and Quorum - The number of directors shall be established and changed, from time to time, by the shareholders or where so authorized, by the directors, in accordance with the Act and the Articles of the Corporation as amended. Subject to paragraph 4.8, the quorum for the transaction of business at any meeting of the Board shall consist of a majority of directors (s. 109(2), s. 102).

4.2	Qualification - No person shall be qualified for election as a director if:

(a)	he is less than Eighteen (18) years of age;
(b)	he is:
	(i)	a dependent adult as defined in the Dependent Adults Act or is the subject of a certificate of incapacity under that Act;
	(ii)	a formal patient as defined in the Mental Health Act, 1972;
	(iii)	found to be a person of unsound mind by a court of competent jurisdiction in Canada;
(c)	he is a person who is not an individual;
(d)	he is a person who has the status of a bankrupt;
(e)	he be convicted of an indictable offence.

A director need not be a shareholder.

At least half of the directors shall be resident Canadians.

4.3

Election and Term - The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall, if a maximum and minimum number of directors is authorized, be the number of directors then in office unless the directors or the shareholders otherwise determine or shall, if a fixed number of directors is authorized, be such fixed number. The election shall be by ordinary resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected (s. 101).

4.4

Removal of Directors - Subject to the provisions of the Act, or any Unanimous Shareholder Agreement, the Shareholders may by ordinary resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the directors (s. 104).

4.5

Vacation of Office - A director ceases to hold office when he dies, he is removed from office by the shareholders, he ceases to be qualified for election as a director, or his written resignation is sent to and actually received by the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later (s. 103).

4.6

Vacancies - Subject to the Act or any Unanimous Shareholder Agreement, a quorum of the Board may fill a vacancy in the Board, except a vacancy resulting from an increase in the minimum number of directors or from a failure of the shareholders to elect the minimum number of directors. In the absence of a quorum of the Board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the Board shall forthwith call a special meeting of shareholders to fill the vacancy. If the Board fails to call such meeting or if there are no directors then in office, any shareholder may call the meeting. A director appointed to fill a vacancy holds office for the unexpired term of his predecessor (s. 106).

4.7

Action by the Board - Subject to any Unanimous Shareholder Agreement, the Board shall manage the business and affairs of the Corporation. The Board may by resolution make, amend or repeal any by-law that regulates the business or affairs of the Corporation. The directors shall submit a by-law, amendment, or repeal of a by-law to the shareholders at the next meeting of the shareholders and the shareholders may, by ordinary resolution, confirm, reject or amend the bylaw, amendment or repeal of a by-law. Such by-law, amendment, or repeal of a by-law is effective from the date of the resolution of the directors, until it is confirmed, confirmed as amended, or rejected by the shareholders and if the by-law is confirmed, or confirmed as amended, it continues in effect in the form in which it was so confirmed. If a by-law, amendment, or repeal of a by-law is rejected by the shareholders, or if the directors do not submit a by-law, or an amendment or a repeal of a by-law to the shareholders as required, the by-law, amendment or repeal of the by-law ceases to be effective, in the case of a rejection on the date of the resolution rejecting such bylaw, amendment or repeal of the by-law, or if the directors do not submit the by-law, amendment or repeal of a by-law, on the date when the by-law should have first been submitted to the shareholders. No by-law having substantially the same purpose or effect is effective until confirmed or confirmed as amended by the shareholders.

Subject to paragraphs 4.8 and 4.9, the powers of the Board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the Board. Where there is a vacancy in the Board, the remaining directors may exercise all the powers of the Board so long as a quorum remains in office. Where a Corporation has only one director, that director may constitute a meeting (s. 98).

4.8	Canada Majority - The Board shall not transact business at a meeting, other than filling a vacancy in the Board, unless at least half of the directors present are resident Canadians, except where:
(a)	a resident Canadian director who is unable to be present approves in writing or by telephone or other communication facilities the business transacted at the meeting; and
(b)

the number of resident Canadian directors present at the meeting, together with any resident Canadian director who gives his approval under clause (a), totals at least half of the directors present at the meeting (s. 109(3) and (4)).

4.9

Meeting by Telephone - If all the directors of the Corporation consent, a director may participate in a meeting of the Board or of a committee of the Board by means of such telephone or other communication facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting for all purposes of the Act (s. 109(9)).

4.10	Place of Meetings - Meetings of the Board may be held at any place in or outside Canada (s. 109(l)).

4.11

Calling of Meetings - Meetings of the Board shall be held from time to time at such time and at such place as the Board, the Chairman of the Board, the managing director, the President or any two directors may determine.

4.12

Notice of Meeting - Notice of the time and place of each meeting of the Board shall be given in the manner provided in paragraph 12.1 to each director not less than 72 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including, if required by the Act, any proposal to:

(a)	submit to the shareholders any question or matter requiring approval of the shareholders;
(b)	fill a vacancy among the directors or in the office of auditor

(c)	issue securities;
(d)	declare dividends;
(e)	purchase, redeem or otherwise acquire shares issued by the Corporation;
(f)	pay a commission for the sale of shares;
(g)	approve a management proxy circular;
(h)	approve any financial statements; or
(i)	adopt, amend or repeal by-laws.

A director may in any manner waive notice of or otherwise consent to a meeting of the Board (s. 109(5) and (6)).

4.13	Adjourned Meeting - Notice of an adjourned meeting of the Board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.14

Regular Meetings - The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires for the purpose thereof or the business to be transacted thereat to be specified.

4.15

Chairman - The Chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: Chairman of the Board, President, managing director, or a Vice-President. If no such officer is present, the directors present shall choose one of their number to be chairman.

4.16	Votes to Govern - At all meetings of the Board every question shall be decided by a majority of the votes cast on the question.

The chairman of the meeting shall not be entitled to a second or casting vote.

A director present at a meeting of the Board shall be taken to have consented to a resolution unless:

(a)	his abstention or dissent is entered in the minutes of the meeting; or
(b)	he sends a written dissent to the Secretary of the meeting before the meeting is adjourned; or
(c)	he sends a written dissent by registered mail or delivers it to the registered office of the Corporation immediately after the meeting is adjourned.

4.17	Conflict of Interest
(1)	A director of a Corporation who:
	(a)	is a party to a material contract or proposed material contract with the Corporation; or
	(b)	is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation;

shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest.

(2)	The disclosure required by paragraph (1) shall be made, in the case of director:
	(a)	at the meeting at which a proposed contract is first considered;
	(b)	if the director was not interested in a proposed contract at the time of the meeting referred to in clause (a), at the first meeting after he becomes so interested;
	(c)	if the director becomes interested after a contract is made, at the first meeting after he becomes so interested; or
	(d)	if a person who is interested in a contract later becomes a director, at the first meeting after he becomes a director.
(3)	The disclosure required by paragraph (1) shall be made, in the case of an officer who is not a director:
	(a)	forthwith after he becomes aware that the contract or proposed contract is to be considered or has been considered at a meeting of directors;
	(b)	if the officer becomes interested after a contract is made, forthwith after he becomes so interested; or
	(c)	if a person who is interested in a contract later becomes an officer, forthwith after he becomes an officer.

(4)

If a material contract or proposed material contract is one that, in the ordinary course of the Corporation's business, would not require approval by the directors or shareholders, a director or officer shall disclose in writing to the Corporation, or request to have entered in the minutes of directors, the nature and extent of his interest forthwith after the director or officer becomes aware of the contract or proposed contract.

(5)	A director referred to in subsection (1) shall not vote on any resolution to approve the contract unless the contract is:
	(a)	an arrangement by way of security for money lent to or obligations undertaken by him, or by a body corporate in which he has an interest, for the benefit of the Corporation or an affiliate;
	(b)	a contract relating primarily to his remuneration as a director, officer, employee or agent of the Corporation or an affiliate;
	(c)	a contract for indemnity or insurance under s. 119 of the Act; or a contract with an affiliate.

(6)

For the purpose of this paragraph 4,17, a general notice to the directors by a director or officer is a sufficient disclosure of interest in relation to any contract made between the Corporation and a person in which the director has a material interest or of which he is a director or officer if:

(a)

the notice declares he is a director or officer of or has a material interest in the persons and is to be regarded as interested in any contract made or to be made by the Corporation with that person, and states the nature and extent of his interest;

	(b)	at the time disclosure would otherwise be required under paragraph (2), (3) or (4), as the case may be, the extent of his interest in that person is not greater than that stated in the notice; and
	(c)	the notice is given within the 12 month period immediately preceding the time at which disclosure would otherwise be required under paragraph (2), (3) or (4), as the case may be.

(7)	This paragraph is subject to any Unanimous Shareholder Agreement (s. 115).

4.18

Remuneration and Expenses - Subject to any Unanimous Shareholder Agreement, the directors shall be paid such remuneration for their services as the Board may from time to time determine, The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing therein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration for it.

Disclosure of the aggregate remuneration of the directors, the aggregate remuneration of the officers, and the aggregate remuneration of the employees shall be made as prescribed by the Act (s. 120).

4.19

Attendance at Shareholders' Meetings - A director is entitled to receive notice of and attend at and be heard at every meeting of the shareholders. A director who resigns, receives notice or otherwise learns of a meeting of the shareholders called for the purpose of removing him from office, or receives notice or otherwise learns of a meeting of directors or shareholders at which another person is to be appointed to fill the office of director, whether because of his resignation or removal or because his term of office has expired or is about to expire, is entitled to submit to the Corporation a written statement giving the reasons for his resignation or the reasons why he opposes any proposed action or resolution, and the Corporation shall forthwith send a copy of such statement to each shareholder (s. 105).

5.	COMMITTEES

5.1

Committee of Directors - The Board may appoint from their number a managing director, who must be a resident Canadian or a committee of directors, and delegate to the managing director or committee any of the powers of the directors except those which pertain to items which, under the Act, a committee of directors or managing director has no authority to exercise. At least half of the members of the committee must be resident Canadians (s. 110).

5.2

Transaction of Business - Subject to the provisions of paragraph 4.9, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside of Canada.

5.3	Advisory Committees - The Board may from time to time appoint such other committees as it may deem advisable, but the functions of any such other committees shall be advisory only.

5.4	Procedure - Unless otherwise determined by the Board, each committee shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

6.	OFFICERS

6.1

Appointment - Subject to any Unanimous Shareholder Agreement, the Board may from time to time appoint a President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other officers as the Board may determine, including one or more assistants to any of the officers so appointed. The Board may specify the duties of and, in accordance with this By-Law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to paragraphs 6.2 and 5.1 hereof, an officer may, but need not, be a director and one person may hold more than one office (s. 116).

6.2

Chairman of the Board - The Board may from time to time also appoint a Chairman of the Board who shall be a director. If appointed, the Board may assign to him any of the powers and duties that are by any provisions of this By-Law assigned to the managing director or to the President, and he shall, subject to the provisions of the Act, have such other powers and duties as the Board may specify. During the absence or disability of the Chairman of the Board, his duties shall be performed and his powers exercised by the managing director, if any, or by the President.

6.3

President - If appointed, the President shall be the Chief Operating Officer and, subject to the authority of the Board, shall have general supervision of the business of the Corporation; and he shall have such other powers and duties as the Board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the President shall also have the powers and duties of that office.

6.4	Vice-President - A Vice-President shall have such powers and duties as the Board or the Chief Executive Officer may specify.

6.5

Secretary - The Secretary shall attend and be the Secretary of all meetings of the Board, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the Board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the Board or the Chief Executive Officer may specify.

6.6

Treasurer - The Treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the Board whenever required an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the Board or the Chief Executive Officer may specify.

6.7

Powers and Duties of Other Officers - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the Board or the Chief Executive Officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the Chief Executive Officer otherwise directs.

6.8	Variation of Powers and Duties - The Board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer,

6.9

Term of Office - The Board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the Board shall hold office until his successor is appointed, or until his earlier resignation.

6.10	Terms of Employment and Remuneration -The terms of employment and the remuneration of an officer appointed by the Board shall be settled by it from time to time.

6.11	Conflict of Interest - An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with paragraph 4.18.

6.12

Fidelity Bonds - The Board may require such officers, employees and agents of the Corporation as the Board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the Board may from time to time determine.

7.	PROTECTION OF DIRECTORS. OFFICERS AND OTHERS

7.1

Limitation of Liability - Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing and the Act, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities, or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

7.2

Indemnity - Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate if:

	(a)	he acted honestly and in good faith with a view to the best interest of the Corporation; and
	(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

7.3

Insurance - The Corporation may purchase and maintain insurance for the benefit of any person referred to in paragraph 7.2 against such liabilities and in such amounts as the Board may from time to time determine and are permitted by the Act.

8.	SHARES

8.1

Allotment - Subject to the Articles, By-Laws and any Unanimous Shareholder Agreement, the Board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act (s. 25).

8.2

Commissions - The Board may from time to time authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares (s. 39).

8.3

Registration of Transfers - Subject to the provisions of the Act, the shares of the Corporation shall not be transferred except upon presentation of the certificate representing such shares with an endorsement, which complies with the Act, made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board, and upon satisfaction of any lien referred to in paragraph 8.5 (s. 71).

8.4

Transfer Agents and Registrars - The Board may from time to time appoint one or more agents to maintain, in respect of each class of securities of the Corporation issued by it in registered form, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to his functions and one person may be designated both registrar and transfer agent. The Board may at any time terminate such appointment (s. 46).

8.5

Lien for Indebtedness - If the Articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of the Articles and to any Unanimous Shareholder Agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares (s. 43(2)).

8.6

Non-recognition of Trusts - Subject to the provisions of the Act and any Unanimous Shareholder Agreement, the Corporation may treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate (s.47).

8.7

Share Certificates - Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the Board shall from time to time approve. Any share certificate shall be signed in accordance with paragraph 2.4 and need not be under the corporate seal; provided that, unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent or registrar. Any additional signatures required on a share certificate may be printed or otherwise mechanically reproduced on it (s. 45).

8.8

Replacement of Share Certificates - The Board or any officer or agent designated by the Board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case (s.75).

8.9

Cancellation of Share Certificates - The Board or any officer or agent designated by the Board may, upon a consolidation, share split or any other form of capital reorganization of the shares of the Corporation requiring the cancellation of the existing Share Certificate(s) and the issuance of replacement Share Certificate(s) ("Capital Reorganization"), call-in from the Shareholders of the Corporation the existing Share Certificate(s) for cancellation and issue new Share Certificate(s) in accordance with the Capital Reorganization. The Board or any officer or agent designated by the Board may in its or his discretion determine the terms and method of the call-in of the Share Certificate(s) for cancellation, including, but not restricted to, the time and place of deposit of the Share Certificate(s) for cancellation. If a Shareholder fails to surrender his Share Certificate(s) to the Corporation for cancellation pursuant to a Capital Reorganization, after being requested to do so by the Board or any officer or agent designated by the Board, then the Corporation may make application to a Court of competent jurisdiction to obtain an Order requiring the surrender of the Share Certificate(s), or the Board may, by Resolution, cancel the existing Share Certificate(s) and issue new Share Certificate(s) pursuant to the Capital Reorganization.

8.10

Joint Shareholders - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one share certificate in respect thereof, and delivery of such share certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the share certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share (s. 45).

8.11

Deceased Shareholders - Subject to a Unanimous Shareholder Agreement, in the event of the death of a holder or of one of the joint holders of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents (s.45).

9.	DIVIDENDS AND RIGHTS

9.1

Dividends - Subject to the provisions of the Act, the Board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation (s. 40, 41).

9.2

Dividend Cheques - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his Recorded Address, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their Recorded Address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3

Record Date for Dividends and Rights - The Board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the person entitled to receive payment of such dividend or to exercise the right to subscribe for such securities. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be determined under the Act (s. 128).

10.	MEETINGS OF SHAREHOLDERS

10.1

Annual Meetings - The annual meeting of shareholders shall be held at such time in each year and, subject to paragraph 10.3, at such place as the Board, the Chairman of the Board, the managing director or the President may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

10.2	Special Meetings - The Board, the Chairman of the Board, the managing director or the President shall have power to call a special meeting of shareholders at any time.

10.3

Place of Meetings - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the Board shall so determine, at some other place in Alberta or, if all the shareholders entitled to vote at the meeting so agrees, at some place outside Alberta and either in Canada or outside Canada (s. 126).

10.4

Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in paragraph 12.1 not less than 21, nor more than 50, days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditors report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders (s. 129, 130).

10.5

List of Shareholders Entitled to Notice - For Corporations having more than fifteen (15) shareholders entitled to vote at a meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to paragraph 10.6, the shareholders listed shall be those registered not later than ten (10) days after that date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the last business day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held (s. 132).

10.6

Record Date for Notice - The Board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, as a record date for determination of the shareholders entitled to notice of the meeting, If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be at the close of business on the day immediately preceding the day on which the, notice is given or, if no notice is given, the day on which the meeting is held (s. 128).

10.7	Meetings without Notice - A meeting of shareholders may be held without notice at any time and place permitted by the Act:

(a)

if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

(b)

if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.8

Chairman, Secretary and Scrutineers - The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: President, managing director, Chairman of the Board, or a Vice-President who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as Secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

10.9

Persons Entitled to be Present - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote are entitled or required under any provision of the Act or the Articles or Bylaws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting (s. 162, 105).

10.10

Quorum - A quorum for the transaction of business at any meeting of shareholders shall be at least one person present in person, being a shareholder entitled to vote thereat or a duly appointed proxyholder for an absent shareholder so entitled, and together holding or representing by proxy not less than a majority of the outstanding shares of the Corporation entitled to vote at the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting (s. 133).

10.11

Right to Vote -Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation has prepared the list referred to in paragraph 10.5, every person who is named in such list shall be entitled to vote the shares shown opposite his name except to the extent that, where the Corporation has fixed a record date in respect of such meeting pursuant to paragraph 10.6, such person has transferred any of his shares after such record date and the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 10 days before the meeting that his name be included in such list. In any such case the transferee shall be entitled to vote the transferred shares at the meeting (s. 134, 132(2)).

10.12

Proxies -Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

Every instrument appointing a proxy, whether for a specified meeting or otherwise, shall as nearly as circumstances will permit be in the form or to the effect following:

I _________________ of ___________________________, being a shareholder in __________________, hereby appoint ________________ of ______________, or failing him, __________________ of ____________________ as my proxy to voter me and on my behalf at the Annual (or Special, as the case may be) General Meeting of the Corporation to be held on the ____ day of ____________, 19___, and at every adjournment thereof and at every poll, which may take place in consequence thereof.

This is a proxy for (all of) (_______ of) my shares.

As witness my hand this __________,day of 19__.

The decision of the Chairman of any General Meeting as to the validity of any instrument of proxy shall be final and conclusive (s. 142).

10.13

Time for Deposit of Proxies - The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting (s. 142).

10.14

Joint Shareholders -If two or more persons hold shares jointly, anyone of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them. Failure by the Joint Shareholders to vote such shares as one will be deemed and treated for all purposes as an abstention (s. 134(4)).

10.15

Votes to Govern -At any meeting of shareholders every question shall, unless otherwise required by the Articles or Bylaws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

10.16

Show of Hands - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.17

Ballots - On any question proposed for consideration at a meeting of shareholders, and whether before or on the declaration of the result of any vote by a show of hands, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question (s. 135).

10.18

Adjournment- If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting (s. 129(5)).

10.19	Resolution in Writing - A resolution in writing signed by all the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of the shareholders (s. 136).

10.20	Only one Shareholder - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person constitutes a meeting.

10.21

Telephone Meeting - A shareholder or other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other communication facilities that permits all persons participating in the meeting to hear each other, and a person so participating in a meeting is deemed to be present at the meeting (s. 126).

11.	DIVISIONS AND DEPARTMENTS

11.1

Creation and Consolidation of Divisions - The Board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the Board may consider appropriate in each case. The Board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the Board may consider appropriate in each case.

11.2

Name of Division - Any division or its sub-units may be designated by such name as the Board may from time to time determine and may transact business under such name, provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation.

11.3

Officers of Division - From time to time the Board or, if authorized by the Board, the Chief Executive Officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The Board or, if authorized by the Board, the Chief Executive Officer, may remove at its or his pleasure any officer so appointed, without prejudice to such officer's rights under any employment contract, Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

12.	NOTICES

12.1

Method of Giving Notices - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the Articles, the By-Laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his Recorded Address or if mailed to him at his Recorded Address by prepaid mail. A notice delivered by mail as aforesaid is deemed to be received when the notice would in the ordinary course of mail be delivered unless there are reasonable grounds for believing that the notice was not received at that time or at all.

A notice or document required or permitted to be sent to or served on a Corporation may be:

(a)	delivered to its registered office; or
(b)	sent by registered mail to:
(i) its registered office; or
(ii) the post office box designated as its address for service by mail;
as shown in the last notice filed under the Act.

A notice or document sent by registered mail to the Corporation in accordance with paragraph (b) above is deemed to be received or served at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the Corporation did not receive the notice or document at that time or at all.

12.2

Notice to Joint Shareholders - If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

12.3

Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be excluded.

12.4

Undelivered Notice - If any notice given to a shareholder pursuant to paragraph 12.1 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

12.5

Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.6

Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to, any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

12.7

Waiver of Notice - Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the Board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the Articles, the By-Laws or otherwise and such waiver or abridgment, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of shareholders or of the Board or of a committee of the Board which may be given in any manner.

13.	CORPORATE RECORDS. INSPECTIONS

13.1	Corporate Records - The Corporation shall prepare and maintain at its records office, records containing the following:

	(a)	the Articles, By-Laws, amendments thereto and a copy of the Unanimous Shareholder Agreement and amendments, if any;
	(b)	minutes of the meetings and resolutions of the shareholders;
	(c)	copies of all notices required to be filed by or under the Act;
	(d)	securities register complying with the Act;
	(e)	copies of financial statements, reports and information required to be filed under the Act;
	(f)	a register of disclosures as required by the Act;
	(g)	minutes of the meetings and resolution of the directors and any committee of the directors;
	(h)	such further and other records and information as the Board may from time to time require the recording of.

13.2

Accounting Records - The Corporation shall prepare and maintain adequate accounting records. Such accounting records shall be kept at the registered office, records office or at any other place the directors shall think fit, but if such accounting records are kept at a place outside Alberta, there shall be kept at the registered office or records office or at any other place in Alberta, as the directors think fit, accounting records adequate to enable the directors to ascertain the financial position of the Corporation with reasonable accuracy on a quarterly basis.

14.	EFFECTIVE DATE

14.1	Effective Date - This Bylaw shall come into force when confirmed by the shareholders in accordance with the Act.

14.2

Repeal - All previous By-Laws of the Corporation, except such By-Laws of the Corporation as have been confirmed by the shareholders, are repealed as of the coming into force of this Bylaw provided that such repeal shall not affect the previous operation of any ByLaw so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such By-Law prior to its repeal. All officers and persons acting under any By-Law so repealed shall continue to act as if appointed under the provisions of this By-Law and all resolutions of the shareholders or Board with continuing effect passed under any repealed By-Law shall continue good and valid except to the extent inconsistent with this By-Law and until amended or repealed.

MADE by the Board the ____ day of ________________, 2000.
/s/ Lorne Drever
PRESIDENT

/s/ Lorne Drever
SECRETARY
CONFIRMED AND APPROVED by the Shareholders in accordance with the Act the ______ day of __________, 2000.
/s/ Lorne Drever
SECRETARY